Exhibit 10.1
Hythiam, Inc.
Director Compensation Structure
Effective Date — July 1, 2007

	Board of	Audit	Compensation	Nomination and
	Directors	Committee	Committee	Governance Committee
Annual Retainer, Chair	$0	$10,000	$2,500	$2,500
Annual Retainer, Independent Member	$15,000	N/A	N/A	N/A
Annual Retainer, Officer Member	$0	N/A	N/A	N/A
Board Meeting Fee, Independent Member*	$2,500	N/A	N/A	N/A
Committee Meeting Fee	N/A	$1,500	$1,500	$1,500
*	In excess of four (4) Board meetings per year, excluding telephonic meetings